EXHIBIT 5
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned with respect to the common stock, par value $0.25 per share, of Kellanova, and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned further agree that this Joint Filing Agreement be included as an Exhibit to such Schedule 13D. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.
Dated: August 13, 2024

Mars, Incorporated
By:	/s/ Peter Seka
	Name:	Peter Seka
	Title:	Authorized Signatory

By:	/s/ Jean-Christophe Roux
	Name:	Jean-Christophe Roux
	Title:	Authorized Signatory

Acquiror 10VB8, LLC
By:	/s/ Peter Seka
	Name:	Peter Seka
	Title:	Authorized Signatory

By:	/s/ Jean-Christophe Roux
	Name:	Jean-Christophe Roux
	Title:	Authorized Signatory